Exhibit 99.1

FOR RELEASE

November 18, 2019

Acacia Research Announces Strategic Partnership with Starboard Value

Agreement to Provide up to $400 Million in Additional Capital for Strategic Investments and Acquisitions

Jonathan Sagal, Managing Director of Starboard, Has Joined Acacia’s Board of Directors

Company to Host Investor Conference Call Today at 10:00 a.m. ET

Irvine, Calif. – November 18, 2019 - Acacia Research Corporation (“we”, "Acacia" or "the Company") (Nasdaq: ACTG) today announced a strategic partnership with Starboard Value LP (together with its affiliates, “Starboard”), a New York-based investment adviser with a focused and fundamental approach to investing in publicly traded U.S. companies. This financing (the “Transaction”) will provide Acacia with access to up to $400 million of new capital for strategic investments and acquisitions, and Starboard will work directly with Acacia to identify and execute on these opportunities.

Under terms of the agreements:

•	Starboard has made a $35 million investment in Acacia, acquiring 350,000 shares of Series A Convertible Preferred Stock (the “Preferred Shares”) convertible at $3.65 per share, a 38% premium to Acacia’s 30-day trailing volume-weighted average price (VWAP), and warrants to purchase five million shares of common stock (the “Series A Warrants”) with an exercise price of $3.65 per share.
•	Acacia may issue up to $365 million in senior secured notes due 2027 with a cash interest rate of 6% (the “Notes”) to Starboard, the proceeds of which may be used to fund investment opportunities and strategic acquisitions approved from time to time by the Company and Starboard.

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•	Promptly upon the receipt of Acacia stockholder approval (as described below), Starboard will purchase warrants (the “Series B Warrants”) to purchase up to 100 million shares of the Company’s common stock at a cash exercise price of $5.25 per share or by the cancellation of Notes, to the extent the Notes have been issued, at an exercise price of $3.65 per share.
•	Acacia has reserved the right to offer existing Acacia common stockholders the opportunity to purchase up to $100 million in notes and 27 million warrants on substantially the same terms of the Notes and Series B Warrants.
•	Jonathan Sagal, Managing Director of Starboard Value, has joined Acacia’s Board of Directors, and Starboard Value has certain other board appointment rights, as described below.

Clifford Press, Acacia’s Chief Executive Officer, commented, “This transaction is the culmination of our work to prepare Acacia for its next stage as a leading absolute return focused platform for investing in intellectual property, technology, and other unique investment and acquisition opportunities. We believe that our strategic alliance with Starboard will allow us to pursue opportunities of greater scale and flexibility. Starboard is an ideal partner for us given their strong investment track record and deep focus on operational, strategic and governance oriented investing.”

Press continued, “We are very pleased that we will be able to give Stockholders the option to participate in the Starboard Notes and Series B Warrants on substantially the same terms as Starboard.”

Al Tobia, Acacia’s President and Chief Investment Officer, commented, “We are excited and very pleased to welcome Jonathan to the Board and establish a close working relationship with Starboard to accelerate our growth. This further strengthens Acacia’s new Board of highly qualified independent directors and provides us with access to capital and strategic insights to drive our strategy.”

Jeff Smith, CEO of Starboard, commented, “We have a shared vision for how Acacia can deploy capital in innovative ways to create value for all shareholders. Clifford, Al, and the new Board have led a substantial transformation at Acacia. They have established an exemplary governance framework and built a significant capital position with approximately $170 million in cash and short-term investments and substantial net tax assets. We believe the Acacia platform is a solid base of assets from which to build. Together with the capital that we are providing, Acacia is now well positioned to identify and execute on the most attractive investment opportunities, and we look forward to working closely with the Company.”

Transaction Overview

Under the terms of the Transaction agreements, Starboard has purchased 350,000 Preferred Shares, with a liquidation preference of $100 per share and an initial cash dividend rate of 3%, and Series A Warrants to purchase up to five million shares of common stock, resulting in proceeds to Acacia of $35 million. The conversion price of the Preferred Shares and the exercise price of the Series A Warrants is $3.65 (subject to price-based anti-dilution adjustments), a 38% premium to Acacia’s trailing 30-day VWAP. These proceeds will be held in escrow until used for an approved investment. Following the use of the proceeds to fund a strategic investment or acquisition, the dividend rate on the Preferred Shares will increase to 8%.

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The Transaction also establishes a structure by which the Company and Starboard may agree on approved investments from time to time to be financed by Notes in an aggregate principal amount up to $365 million with a 6% annual interest rate.

Acacia will seek stockholder approval for (i) the Company’s issuance of the securities described in the Transaction agreements (including shares of the Company’s common stock underlying the Preferred Stock and warrants) without giving effect to any limitations under the rules of the Nasdaq Stock Market LLC, and (ii) an amendment to its Certificate of Incorporation to increase the number of authorized shares of common stock to 300,000,000 shares.

After the receipt of stockholder approval, Starboard will also purchase Series B Warrants to purchase up to 100 million shares of common stock at a cash exercise price of $5.25 (subject to price-based anti-dilution adjustments) until 30 months after their issuance date. The Series B Warrants may also be exercised by the cancellation of outstanding Notes at an exercise price of $3.65 per share at any time after the Notes have been issued until the maturity date of the Notes.

The Preferred Shares, Notes, and Warrants all contain limitations on conversion or exercise, such that Starboard may not convert or exercise its securities into greater than 4.89% of Acacia’s outstanding common stock. The Preferred Shares contain and the Notes, if and when issued, will contain, affirmative and negative covenants customary for transactions of this type, including but not limited to, limitations on the Company’s ability to incur debt, grant liens on its assets, make certain distributions in respect of its equity and make certain investments.

Acacia’s Board of Directors intends to offer $100 million of notes and warrants to purchase up to 27 million shares of common stock, with substantially identical terms as the Notes and Series B Warrants held by Starboard, to Acacia’s common stockholders. The Company, subject to the Board’s discretion, intends to effect this through one or more rights offerings to stockholders of record on each date that an approved investment to be funded by the sale of Notes to Starboard is announced.

The Company has entered into a Governance Agreement with Starboard whereby Jonathan Sagal of Starboard has joined the Board of Directors and has the right to appoint two additional directors to the Board of Directors. The Board has established a Strategic Committee, consisting of Clifford Press, Al Tobia, and Jonathan Sagal, to work with Starboard to identify and execute on strategic investments and acquisition opportunities.

Acacia has also entered into a Registration Rights Agreement with Starboard, granting Starboard certain registration rights with respect to the securities issued and issuable in the Transaction.

The foregoing summary of the Transaction agreements is not complete, does not contain a description of all terms and conditions of the Transaction and is qualified in its entirety by the full text of the Transaction agreements, copies of which are to be filed on a Current Report on Form 8-K.

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Investor Conference Call

The Company will host a conference call and webcast today at 10:00 a.m. ET to discuss the transaction.

To access the live call, please dial 844-602-0380 (U.S. and Canada) or 862-298-0970 (international) and reference conference ID 81699151.

The conference call will also be simultaneously webcast on the investor relations section of Acacia’s website at http://acaciaresearch.com under the events and presentations tab. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.

About Jonathan Sagal

Jonathan Sagal is a Managing Director at Starboard Value. Prior to joining Starboard Value in June 2011, Mr. Sagal was an investment analyst at Casablanca Capital, an investment firm focused on shareholder activism. Previously, he was an investment analyst at Mill Road Capital, where he focused on long-term public and private equity investments in microcap companies, and Prentice Capital Management, where he focused on investments in consumer and retail companies. Prior to Prentice, he was an Investment Banking Analyst in the Mergers & Acquisitions group at Rothschild Inc. Mr. Sagal received an M.B.A. from Columbia Business School and graduated from Princeton University, where he received an A.B., summa cum laude, in Philosophy.

About Acacia Research Corporation

Founded in 1993, Acacia Research Corporation (ACTG) invests in intellectual property and related absolute return assets and engages in the licensing and enforcement of patented technologies. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to patent owners. Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

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Important Additional Information and Where to Find It

In connection with the Transaction, Acacia will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and other documents relating to the Transaction and the stockholder approvals required thereunder and may file one or more amendments to such documents. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE AUTHORIZATION AND ISSUANCE OF SECURITIES THEREUNDER. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Acacia Research Corporation, 4 Park Plaza, Suite 550, Irvine, California 92614, Attention: Corporate Secretary, Telephone: (949) 480-8300.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed authorization and issuance of securities. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company stockholders generally, is set forth in the Company’s definitive proxy statement for the Company’s 2019 annual meeting of stockholders, previously filed with the SEC on June 14, 2019, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 15, 2019, as amended by Amendment No. 1 to Form 10-K on Form 10-K/A, filed with the SEC on April 30, 2019, as well as other documents filed with the SEC. Additional information regarding the interests of such participants will be included in the preliminary proxy statement, definitive proxy statement and other relevant documents regarding the Transaction filed with the SEC when they become available. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described in the proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully execute our growth strategy, the ability to successfully identify strategic acquisitions and investments by us and Starboard, our intention to conduct a rights offering to our stockholders, the potential additional investments by Starboard, the ability to obtain stockholder approval of the authorization and issuance of securities under the Transaction, general economic conditions and the success of our investments.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur from period to period.

Acacia Research Investor Contact:

FNK IR

Rob Fink, 646-809-4048

rob@fnkir.com

Acacia Research Media Contact:

Sloane & Company

Joe Germani / Kristen Duarte, 212-486-9500

jgermani@sloanepr.com / kduarte@sloanepr.com

Starboard Contacts:
Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

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